UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

________________

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2004

Exact name of registrant as specified in
Commission	its charter and principal office address	State of	I.R.S. Employer
File Number	and telephone number	Incorporation	I.D. Number

1-16163	WGL Holdings, Inc.	Virginia	52-2210912
101 Constitution Ave., N.W.
Washington, D.C. 20080
(703) 750-2000

0-49807	Washington Gas Light Company	District of Columbia	53-0162882
	101 Constitution Ave., N.W.	and Virginia
Washington, D.C. 20080
(703) 750-4440

Former name or former address, if changed since last report: None

ITEM 5. OTHER EVENTS

On June 4, 2004, Moody’s Investors Service (Moody’s) lowered the Commercial Paper rating of WGL Holdings, Inc. (the Company) from Prime-2 to Prime-3. This rating remains under review by Moody’s for possible additional downgrade. According to Moody’s, this review is not expected to have any impact on the ratings of Washington Gas Light Company, the Company’s regulated utility subsidiary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: June 8, 2004	/s/ Mark P. O’Flynn

Mark P. O’Flynn
Controller
(Principal Accounting Officer)